   As filed with the Securities and Exchange Commission on December 19, 1996
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                             VSI ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             84-1104448
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                            5801 GOSHEN SPRINGS ROAD
                            NORCROSS, GEORGIA 30071
                    (Address of principal executive offices)

                         ------------------------------

                             1991 STOCK OPTION PLAN
                            (Full Title of the Plan)

                         ------------------------------

                                 BILL R. BREWER
                                   PRESIDENT
                            5801 GOSHEN SPRINGS ROAD
                            NORCROSS, GEORGIA 30071
                                 (770) 242-7566

                      (Name, address and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                              Copies Requested to:

                            ROBERT T. MOLINET, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                                   SUITE 1800
                           3343 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
                                 (404) 264-2643

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
         Title of                Amount            Proposed Maximum        Proposed Maximum                Amount
        Securities                to be             Offering Price        Aggregate Offering                 of
     to be Registered          Registered            Per Share(1)              Price(1)               Registration Fee
-----------------------------------------------------------------------------------------------------------------------
 Options and Shares of
 $.00025 par value              400,000                $2.38                    $952,000                    $290
 Common Stock                   Shares
=======================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933.

================================================================================

         This Registration Statement covers 400,000 additional shares of the $0.00025 par value Common Stock of VSI Enterprises, Inc. (the "Company") issuable pursuant to the Company's 1991 Stock Option Plan, for which previously filed Registration Statements on Form S-8 are effective. The contents of the Company's earlier Registration Statements on Form S-8, File No. 33-44035 and File No. 33-72512, as filed with the Securities and Exchange Commission on November 14, 1991 and December 3, 1993, respectively, are incorporated by reference.

                                   PART II


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;
         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;
         3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;
         4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;
         5.      The Company's Current Report on Form 8-K dated June 28, 1996;
         6.      The Company's Amendment No. 1 on Form 8-K/A dated September
                 10, 1996 to its Current Report on Form 8-K dated June 28, 1996;
         7.      The Company's Current Report on Form 8-K dated October 2, 1996;
         8. The Company's Amendment No. 1 on Form 8-K/A dated November 21, 1996 to its Current Report on Form 8-K dated October 2, 1996;
         9. The Company's Amendment No. 2 on Form 8-K/A dated December 13, 1996 to its Current Report on Form 8-K dated October 2, 1996; and
         10. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on November 12, 1991.

Item 4.  Description of Securities.

         No response to this item is required.

Item 5.  Interests of Named Experts and Counsel.

         No response to this item is required.

Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation provides that in actions other than in the right of the Company, the Company indemnifies directors and officers of the Company against costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company.

         With respect to actions by or in the right of the Company, the Company indemnifies directors and officers of the Company against costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

         The indemnification provisions contained in the Company's Certificate of Incorporation are substantially coextensive with the provisions of Section 145 of the Delaware General Corporation Law, which sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.


Item 7.  Exemption from Registration Claimed.

         No response to this item is required.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement.

         Exhibit
         Number                                    Description of Exhibit
         -------                                   ----------------------
          4.1             -     VSI Enterprises, Inc. 1991 Stock Option Plan, filed as exhibit 4.1 to the
                                Company's Form S-8 Registration Statement filed on November 14, 1991,
                                Registration No. 33-44035.

          4.2             -     Amendment No. 1 to the Company's 1991 Stock Option Plan, filed as exhibit 4.2 to the Company's Form S-8 Registration Statement filed on December 3, 1993,
                                Registration No. 33-72512.

          4.3             -     Amendment No. 2 to the Company's 1991 Stock Option Plan, filed as exhibit 4.3 to the Company's Form S-8 Registration Statement filed on December 3, 1993,
                                Registration No. 33-72512.

          4.4             -     Amendment No. 3 to the Company's 1991 Stock Option Plan.

          4.5             -     Amendment No. 4 to the Company's 1991 Stock Option Plan.

          4.6             -     Form of Stock Option Agreement under the Company's 1991 Stock Option Plan, filed as exhibit 4.4 to the Company's Form S-8 Registration Statement filed on
                                December 3, 1993, Registration No. 33-72512.

          5.1             -     Opinion of Smith, Gambrell & Russell, LLP.

         23.1             -     Consent of Grant Thornton LLP.

         23.2             -     Consent of Tiller, Stewart & Company, LLC.

         23.3             -     Consent of Ernst & Young LLP.

         23.4             -     Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as
                                Exhibit 5.1).

         24.1             -     Powers of Attorney.

Item 9.  Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norcross, State of Georgia, on this 3rd day of December, 1996.

                                        VSI ENTERPRISES, INC.


                                        By:  /s/ Richard K. Snelling
                                           -------------------------------------
                                             Richard K. Snelling
                                             Chairman of the Board and Chief
                                             Executive Officer
                                             (principal executive officer)


                                        By:  /s/ Bill R. Brewer
                                           -------------------------------------
                                             Bill R. Brewer
                                             President and Chief Operating
                                             Officer (principal financial and
                                             accounting officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                           Title                         Date
      ---------                           -----                         ----
/s/ Richard K. Snelling           Chairman of the Board             December 3, 1996
------------------------------    and Chief Executive Officer
Richard K. Snelling


         *                        Director                          December 3, 1996
------------------------------
Andre van den Bogaert


         *                        Director                          December 3, 1996
------------------------------
Carleton A. Brown


/s/ Leo M. Cortjens               Director                          December 3, 1996
------------------------------
Leo M. Cortjens


         *                        Director                          December 3, 1996
------------------------------
Larry M. Carr


                                  Director                          December _, 1996
------------------------------
Mark E. Munro


         *                        Director                          December 3, 1996
------------------------------
Edward S. Redstone


*By:/s/ Richard K. Snelling
    --------------------------
    Richard K. Snelling, as attorney-in-
    fact pursuant to powers of attorney
    attached as exhibits to this
    Registration Statement

                                 EXHIBIT INDEX



Exhibit                                                                              Sequential
Number                      Description of Exhibit                                   Page Number
-------                     ----------------------                                   -----------
  4.4    -       Amendment No. 3 to the Company's 1991 Stock Option Plan.

  4.5    -       Amendment No. 4 to the Company's 1991 Stock Option Plan.

  5.1    -       Opinion of Smith, Gambrell & Russell, LLP.

 23.1    -       Consent of Grant Thornton LLP.

 23.2    -       Consent of Tiller, Stewart & Company, LLC.

 23.3    -       Consent of Ernst & Young LLP.

 24.1    -       Powers of Attorney.